UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.   )
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Filed by a Party other than the Registrant ☒
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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MEDALLION FINANCIAL CORP.
(Name of Registrant as Specified In Its Charter)
ZimCal Asset Management, LLC BIMIZCI Fund, LLC Warnke Investments LLC Stephen Hodges Judd Deppisch
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

-with copies to-
Peter D. Fetzer Foley & Lardner LLP 777 East Wisconsin Avenue Suite 3800 Milwaukee, WI 53202-5306 (414) 297-5596
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PRELIMINARY PROXY MATERIALS, SUBJECT TO COMPLETION,
DATED APRIL 10, 2024

MEDALLION FINANCIAL CORP.
ANNUAL MEETING OF STOCKHOLDERS
[●], 2024

PROXY STATEMENT OF
ZIMCAL ASSET MANAGEMENT, LLC

PLEASE SIGN, DATE AND RETURN THE [WHITE] UNIVERSAL PROXY CARD TODAY IN THE POSTAGE-PAID ENVELOPE PROVIDED
ZimCal Asset Management, LLC (“ZimCal Asset Management”) and its affiliates, Stephen Hodges, Warnke Investments LLC (“Warnke”) and BIMIZCI Fund, LLC (“BIMIZCI”), are furnishing this proxy statement (this “Proxy Statement”) and accompanying [WHITE] universal proxy card to the stockholders of Medallion Financial Corp. (“Medallion,” or the “Company”) to solicit proxies in connection with the Company’s 2024 Annual Meeting of Stockholders, and any adjournments, postponements, reschedulings or continuations thereof and any meeting which may be called in lieu thereof (the “Annual Meeting”).  The Annual Meeting is currently scheduled to be held at [●] am Eastern Time, on [●], 2024, and to be held virtually at [www.[●]].  The principal executive office of Medallion is located at 437 Madison Avenue, 38th Floor, New York, New York 10022.  ZimCal Asset Management, Mr. Hodges, Warnke and BIMIZCI are collectively referred to herein either as “ZimCal,” “we”, “our”, or “us”.
The Company has set April 12, 2024 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”).  Holders of common stock of the Company, $0.01 par value per share (the “Common Stock”) at the close of business on the Record Date are entitled to vote at the Annual Meeting.
Under new rules adopted by the Securities and Exchange Commission, the enclosed [WHITE] universal proxy card also includes the names of the Company’s nominees.  As ZimCal is using a “universal” proxy card, there is no need to use the Company’s [●] proxy card or voting instruction form, regardless of how you wish to vote.  We ask that you only cast your votes “FOR” Stephen Hodges and Judd Deppisch and “WITHHOLD” your votes for each of the Company’s nominees.
This Proxy Statement and the accompanying [WHITE] universal proxy card are first being sent or given to the stockholders of the Company on or about April [●], 2024.
Please visit our website at www.restoretheshine.com which will provide you details on our campaign, updates and sign up information for stockholders and interested parties.
WHY YOU WERE SENT THIS PROXY STATEMENT
This year you have the power to effect change at Medallion by voting for Directors of the Company other than the members of the current Board of Directors.  Specifically, we offer you a choice--an ability to vote for 2 highly qualified, independent director nominees who are focused on creating long term value for stockholders and employees, as discussed herein.

Please take advantage of this opportunity to make a change.  VOTE TO CHANGE MEDALLION FOR THE BETTER.  VOTE THE [WHITE] UNIVERSAL PROXY CARD FOR: Stephen Hodges and Judd Deppisch.
This Proxy Statement is seeking your support at the Annual Meeting of Medallion for the following:
1.	To vote “FOR” the election of Stephen Hodges and Judd Deppisch to the Board of Directors of the Company (the “Board”), and “WITHHOLD” on the Company’s nominees.
2.	To vote “FOR” the ratification of the appointment of Mazars USA LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
3.	To vote “AGAINST” the approval on an advisory basis of the Company’s executive compensation.
The following persons may be deemed to be participants in ZimCal’s solicitation of stockholders as discussed herein: Mr. Hodges, Mr. Deppisch (solely as a result of agreeing to be a director nominee), ZimCal Asset Management, BIMIZCI, and Warnke (collectively, the “Participants”). Messrs. Hodges and Deppisch are sometimes referred to herein together as the “Stockholder Nominees.” The Participants may be deemed to be participants in ZimCal’s solicitation of stockholders to (1) vote “FOR” the election of Mr. Hodges and Mr. Deppisch, and “WITHHOLD” on the Company’s nominees; (2) vote “FOR” the ratification of the appointment of Mazars USA LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and (3) vote “AGAINST” the approval on an advisory basis of the Company’s executive compensation.
REASONS FOR THE SOLICITATION
Fellow stockholders of Medallion, this year you have the power to effect change at Medallion by voting for Directors of the Company other than the members of the current Board.  Specifically, we offer you a choice--an ability to vote for 2 highly qualified, independent director nominees who have the skills and commitment to create long term value for stockholders and employees.  We ask you to vote for our two alternative board candidates who will hold management accountable, who will put stockholders first and who will help make the Company best in class.

We also ask you to vote against a management compensation plan that we believe is excessive and rewards short-term thinking.  High cash compensation combined with a high percentage of cash/non-cash compensation, as is the case for the Company, is typically viewed as less aligned with stockholder interests compared to executives that have high contingent or equity-linked pay.

We would be honored to gain your support and would work tirelessly for the stockholders to whom we would owe a fiduciary duty. We also realize that all stakeholders, including the Company’s employees and debt holders, will be impacted by how well we fulfill our roles.  Both our nominees are approximately 30 years younger than the average age of the current Board but have a combined 40 years of financial experience in areas that directly overlap with the Company’s core business strategy.

ZimCal Asset Management, BIMIZCI, Warnke and Mr. Hodges have been investors in the Company for over 3 years.  ZimCal currently has combined investment exposure of $15.4 million to the Company, comprised of $15 million in par value Trust Preferred Securities (backed by the Company’s issued debt), and 50,000 shares of the Company.  When other investors were afraid to take the risk, we saw the potential of the Company’s platform.  In early 2021, we felt that the Company had finally moved beyond the worst of its loan-related credit losses.  Fortunately, we were correct.   However, we believe we are now at an inflection point where we see a high probability of near-term and long-term pain for the Company and its stockholders.

A confluence of factors, reflected in the Company’s public disclosures, including higher for longer rates pressuring borrowers, large Company sub-prime exposure (20% of total assets), cyclicality in the Company’s two main lines of business (Recreation and Home Improvement lending), and more expensive funding are just a few of the near-term material risks that could result in lowered profits or losses for the Company. The stock price is already down 40% over 10 years and we believe it could fall much further absent a radical course correction.

We believe that the Board prioritizes management over stockholders

We believe that the Board has for far too long prioritized its senior management team and their ineffectual leadership (see the significant decline in share price) and awarded them excessive compensation at the expense of both stockholders and the long-term health of the Company, as discussed herein.  We believe that the Company is being run like a family business with 3 current Board members in the Murstein family, and there has been no accountability for Andrew Murstein, the COO & President of the Company.  Ironically, both Andrew Murstein and his father Alvin Murstein currently own 10% and 7.8% of the Company’s outstanding shares, which would suggest aligned interests with the broader stockholder group, but we believe that their substantial cumulative CASH compensation ($21.9 million and $11.5 million from 2015-2022) and high cash/non-cash compensation ratio (~85% cash/non-cash) combined with terrible Company stock performance (down 40% the 10 years through 03/28/24) means they have been able to comfortably rely on salaries and bonuses, while being less  focused on creating long-term stockholder value.

We believe that recent profits do not reflect the Company’s underlying core business health

Despite what appear to be “record” profits in the last 3 years, we believe that profits were artificially boosted by a combination of anomalous, ultra-low consumer loan charge-offs  and non-recurring net recoveries related to the Company’s non-core Taxi Medallion assets.  The impact of the Taxi  Medallion recoveries boosted net income $30 million or 43% in 2022-2023 .  While these recoveries are commendable, we note that our calculations show cumulative Taxi Medallion charge-offs totaled $270 million through FYE23.  In addition, executive bonuses were materially increased by the Taxi Medallion non-core recoveries rather than tied only to the Company’s core business performance. The Company is facing serious headwinds with core ROA and ROE declining, quarterly charge-offs (3.2%) higher than at FYE19 (the previous cyclical high), funding costs up and competition only getting more ruthless.

We remain concerned about the SEC complaint

Mr. Murstein, along with the Company was originally charged by the SEC with:

“violating the antifraud, books and records, internal controls, and anti-touting provisions of the federal securities laws. Murstein is also charged with making false statements to Medallion’s auditor… The SEC seeks permanent injunctions, disgorgement plus prejudgment interest, and civil penalties. In addition, the SEC seeks an officer-and-director bar against Murstein.”

These charges, despite implications in the Company’s disclosures, are current and serious, and the actions taken still materially impact the Company’s financial statements today, as discussed herein.

We believe that the Company has tremendous potential which can be reached through 5 simple steps

We do not pretend to have all the answers, but we do know how to execute, how to “block and tackle” and how to hold management accountable.  There is the danger of trying to fix everything, so we have focused on the most impactful and easily fixable, outlined through 5 basic steps:

Step 1 – Enhance the Board
Add Directors with relevant banking, consumer lending and capital markets experience that will answer to stockholders and hold management accountable.

Step 2 – Resolve the SEC Complaint
Remove the biggest obstacle to regaining credibility with investors and give stockholders the ability to quantify the financial impact of the lawsuit on their investment.

Step 3 – Improve the Management Team
Bring in a professional, slimmed down management team that has credibility with investors and can guide the company to long-term success.

Step 4 – Cut Expenses
Reduce unnecessary expenses to increase profits to stockholders and to be better prepared for a possible economic slowdown and/or lower consumer demand.

Step 5 – Go on Offense
Get rid of distractions, focus on the core consumer lending business and invest in technology so that the Company can better compete in an ultra-competitive consumer lending environment.
This change can only be accomplished by first achieving Step 1 – Enhance the Board.  With your vote for our two alternative board candidates, we hope to begin the process of “Restoring the Shine” to the Company and so that it can thrive in the long-run for the benefit of all stockholders.

We will provide you with a series of public releases that provide updates and details on our plan to “Restore the Shine” to the Company.  Our website www.restoretheshine.com will provide details on our campaign, updates and sign-up information for stockholders and interested parties.

QUESTIONS & ANSWERS REGARDING THE SOLICITATION
Q.  Why are you challenging the Company through a proxy contest?

After closely analyzing 2023 SEC filings by the Company we detected several worrying trends and felt that the Company was heading down the wrong path.  We felt that there was high probability of a substantial decline in the value of the Company’s debt and equity if it didn’t make important changes to its governance approach and management team. We fundamentally believe that the Company has a business that can thrive and create tremendous stockholders value in the long run if it is run the right way.

Q.  But you’re a large debt holder AND an equity holder, are you really looking out for stockholder interests?

We are absolutely aligned with stockholder interests through both our debt and equity investment into the Company.  Our combined debt and equity make us one of the single largest investors in the Company.  Our debt is the most subordinated debt the Company has or the “lowest in the capital stack”.  Which means that we are the first lender to lose money if losses are catastrophic.  Our debt also has a very long maturity (2037).  Because of both of those factors, the value of our debt, just like the value of your equity, is very sensitive to company performance.  If the company loses money or becomes riskier because of poor business decisions, the value of our debt and the value of our equity goes down just as it does for other stockholders.

Q. How do we vote?

This proxy statement contains details on how to vote. We will also be sending out more information on the voting process with easy instructions on how to vote for our candidates and ensure the Company is best positioned to thrive.

Q.  Why is being on the Board so important?

The right leadership at any public company starts with having the right Board of Directors.  The Board should ideally be able to provide expertise to the company to help it improve. But most importantly, the Board has a responsibility to look out for stockholders and to hold Company leadership accountable.  We don’t think our nominees have all the answers but they will dedicate themselves to looking out for stockholder interests rather than management interests, and they have a combined 40 years of financial experience in areas that directly overlap with the Company’s core business strategy.

Q. What skills can you add to the Board?

We believe that the Company and the Board do not have the necessary consumer lending and banking experience to thrive in this new consumer lending world, which is data driven, technologically forward, constantly changing and extremely competitive.  Our candidates have the relevant banking, capital markets and lending experience, as discussed herein.

Q. What is an example of what the Board is not doing well?

We believe the Board is failing the Company’s stockholders on multiple fronts.    One of the most egregious failures is the Board’s inaction in the face of what we believe to be well-documented violations of the Company’s own policies and procedures, most of which only came to light through the SEC complaint.  Andrew Murstein put the Company in a very serious and costly situation and yet the Company’s public filings appear to downplay the seriousness of the complaint.  We believe that the Board should have immediately authorized an independent, outside firm to investigate Andrew Murstein’s actions and if he was in violation, the Board could have considered replacing Andrew Murstein or using its authority under the Company’s Compensation Recoupment Policy to clawback incentive compensation in the event of an “officer’s detrimental conduct.” Instead the Board spent millions of dollars fighting an expensive, ongoing legal battle with the SEC.

Q.  But profits were up in 2021 through 2023, what seems to be the problem?

Yes.  Profits were up in 2021 through 2023.  But they were not up due to improved profit margins and returns in the Company’s core businesses.  The answer is more complicated. 2021 was a good year for most lenders because rates were near record lows.  Consumers were flush with cash and so defaults and charge-offs were at all-time lows. However, as rates rose in 2022 and 2023, the Company made less money in its core business because (1) the interest it charged on its loans stayed about the same but the interest it paid on its CDs and its debt increased; (2) its borrowers started to struggle to make payments which meant the Company had to reserve more for future losses and had to charge-off more loans; and (3) there were non-recurring Taxi Medallion loan recoveries that padded its profits and disguised down-trending core performance.  At FYE23, the Taxi Medallion assets were 0.5% of total assets and yet, mostly due to one-off recoveries, were responsible for 36% of pre-tax operating income in 2023.

Net Income & Adjusted Net Income (Ex. Taxi Medallion Impact)

Figure 1: Shows the material impact of non-recurring Taxi Medallion loan recoveries.  The “noise” from these recoveries increased earnings 22% in 2022 and 65% in 2023.  Core earnings actually declined YoY.

 ROAA and & Adjusted ROAA (Ex. Taxi Medallion Impact)

Figure 2: Shows the impact of Taxi Medallion loan recoveries on CORE quarterly ROAA which has been declining materially over the last 4 quarters to below 1% at 4Q23.

Q. Do you think management is getting paid too much?

Absolutely.  We believe that the compensation of executives at the Company is very high and deeply unfair to both stockholders as well as lower-level employees.  For example, from 2015 to 2022, the Company made a combined net profit (without any adjustments) available to stockholders of $75 million.  Over that time, Andrew Murstein was paid $22 million in CASH compensation.  ONE INDIVIDUAL at the Company made 30% of the cumulative profit available to stockholders over an 8-year period. At FYE22, the top paid 5 employees made 50% of what the other 145 Company employees make. Andrew Murstein is getting paid more than the CEOs of banks over 30x times larger with high capital ratios and consistent returns. He is also being paid significantly more than the majority of the Company’s compensation peer group (relative to ROAA, last 5 years profitability and % of Total SG&A Expenses) and more than the highest capitalized, top performing $2BN to $5BN banks in the country.

PLEASE SIR, MAY I HAVE SOME MORE?
SHARE-HOLDERS
PROFITS
MANAGEMENT
DO

Q.  Maybe the SEC lawsuit is a big deal, but didn’t that happen long ago and does it matter now?

The SEC lawsuit revealed three huge things that mattered then and matter now.  Firstly, they show that Andrew Murstein had (and still has) tremendous influence at the Company and apparently unilaterally acted in ways that were reckless at best, or according to the SEC claims, illegal at worst, and we believe continue to negatively impact the value of your stock.  Secondly, the SEC lawsuit showed that the then Board was either naïve or incompetent and clearly was not asking the right questions or holding Andrew Murstein accountable.  I do not believe that the current Board is incompetent, but they certainly do not appear to be asking the right questions or holding Murstein accountable either. Thirdly, Andrew Murstein and the Company are being accused by the SEC of inflating the Medallion Bank subsidiaries’ value, and that inflated value above book value is still a huge part of the Company’s balance sheet: recorded as Goodwill and Intangibles. Which means that 50% of the Company’s balance sheet equity is essentially “discounted” since it is not related to a tangible asset.  However, a Goodwill impairment would have material consequences on the income statement and balance sheet. This is another clear example of how Andrew Murstein’s actions in 2015 to 2018 are still impacting the Company in 2023.

Q. Any final thoughts?

Despite all the risks we’ve brought up, we believe that Medallion Bank could be a strong business under the right leadership, which is one reason we began, and continue, to incrementally increase our equity position.  Our 5 Step plan provides a clear and simple path forward. The bank’s access to FDIC-insured deposits means that funding costs will stay low, which is a huge advantage over competitors.  If a professional management team and strong Board can focus on controlling costs, originating good loans, reducing charge-offs and regaining the trust of the investment community, the bank could be in an excellent position to do well in any economic environment and for the long-term.

ABOUT ZIMCAL ASSET MANAGEMENT, LLC
ZimCal Asset Management is an alternative investment firm focused on niche, illiquid and complex credit investment opportunities.  ZimCal Asset Management partners with both healthy and distressed borrowers or issuers, and provides customized solutions that meet their unique needs and circumstances.  Over the last 15 years, Stephen Hodges, the Founder of ZimCal Asset Management has developed a specialization investing in FDIC-insured institutions and has partnered with over 120 banks through investments on both sides of the balance sheet.  ZimCal Asset Management has developed a deep network in the banking industry and fully understands the banking regulatory environment. ZimCal Asset Management usually works in collaboration with bank leadership teams if required, but on very rare occasions, must insert itself more forcefully if leadership is underwhelming and threatens to undermine ZimCal’s investments.  ZimCal Asset Management prides itself on performing extensive, rigorous financial analysis and research to fully understand the risks of any investment.  Stephen Hodges founded ZimCal Asset Management in 2015 after working for 12 years in banking and credit investing.
This year you have the power to effect change at the Company.  We have offered you a choice--an alternative slate of highly qualified, independent director nominees who are aligned with you.
Please take advantage of this opportunity to make a change.  VOTE TO CHANGE THE COMPANY FOR THE BETTER.  VOTE FOR OUR DIRECTOR NOMINEES.
MEETING DETAILS AND PROXY MATERIALS
At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon: (1) the election of two directors to the Board to hold office until the 2025 annual meeting of stockholders; (2) the ratification of the appointment of Mazars USA LLP as the Company’s independent registered public accounting firm for fiscal year 2024; and (3) an advisory vote on executive compensation.
We intend to vote all of the shares of Common Stock that we are entitled to vote, including proxies solicited by these proxy materials, as follows:
1.	“FOR” the election of Stephen Hodges and Judd Deppisch to the Board, and “WITHHOLD” on the Company’s nominees.
2.	“FOR” the ratification of the appointment of Mazars USA LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
3.	“AGAINST” the approval on an advisory basis of the Company’s executive compensation.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on [●], 2024.  This Proxy Statement and the accompanying [WHITE] universal proxy card are available at [●].

IMPORTANT
Your vote is important, no matter how many or how few shares you own.  ZimCal urges you to sign, date and return the enclosed [WHITE] universal proxy card today.
•	If your shares are registered in your own name, please sign and date the enclosed [WHITE] universal proxy card and return it today in the enclosed postage-paid envelope.
•
If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the beneficial owner of the shares held in “street name,” and these proxy materials, together with a [WHITE] universal voting form, are being forwarded to you by your broker, bank or other holder of record.  As a beneficial owner, you must instruct your broker, trustee or other representative how to vote.  Your broker cannot vote your shares on your behalf without your instructions.  Depending upon your broker, bank or other holder of record, you may be able to vote either by telephone or by the Internet.  You may also vote by signing, dating and returning the enclosed voting form.

We urge you not to return any proxy card you receive from the Company.  If you have already sent a [●] proxy card furnished by Company management or the Board or have otherwise submitted a proxy using one of the methods described in the Medallion Proxy Statement, you may revoke that proxy and vote on each of the proposals described in this Proxy Statement by signing, dating and returning the enclosed [WHITE] universal proxy card.
If you have questions, require assistance in voting your [WHITE] universal proxy card, or need additional copies of these proxy materials, please contact Saratoga Proxy Consulting LLC, our proxy solicitor, at the address, telephone number or email address listed below.
If you have any questions or need assistance in voting, please call:

520 8th Avenue, 14th Floor
New York, NY  10018

Stockholders Call Toll Free at: (888) 368-0379 or (212) 257-1311
Email: info@saratogaproxy.com

PROPOSAL 1
ELECTION OF DIRECTORS
Under the Company’s Restated Articles of Incorporation and Second Amended and Restated Bylaws, each as amended and restated to date, directors at the Company are divided into three classes (Class I, Class II and Class III) serving staggered terms of three years. Class I consists of two directors and elections for Class I directors will be held at the Annual Meeting. Set forth below are the Stockholder Nominees for election as Class I Directors.
Stephen Hodges, age 47:
Stephen Hodges is the founder of ZimCal Asset Management LLC, and co-founder of BIMIZCI Fund LLC and Warnke Investments LLC.  Mr. Hodges has over 19 years of experience as both a lender and debt investor.  Mr. Hodges has extensive experience investing in community and regional banks, primarily through preferred equity or subordinated debt but he has also invested in other parts of the capital structure.  Mr. Hodges has invested in over 100 banks around the country and met with over 200 bank management teams.  Mr. Hodges is very familiar with the key regulatory players as well as bank advisors and bank counsel.  Mr. Hodges’ skill-set lies in proactively identifying areas of risk, particularly credit risk, and decisively acting to reduce or mitigate those risks.  He used that skill managing material debt exposure post-GFC in a prior role.  Prior to ZimCal, Mr. Hodges worked for two investment firms, one large and one mid-sized, focused on opportunistic credit investments.  Mr. Hodges currently serves on the Board of Trustees for Centre College and serves on its governance and investment committees, amongst other roles.

Mr. Hodges was awarded an MBA with Honors from the University of Chicago, Booth School of Business with Concentrations in Analytical Finance and Accounting. He received a BSc in Economics from Centre College.

Judd Deppisch CFA, age 45:
Mr. Deppisch is the Chief Investment Officer for Nelnet Financial Services, the asset management/capital allocation division of Nelnet. Mr. Deppisch joined Nelnet Financial Services in April, 2023. In his role, Mr. Deppisch is charged with capital deployment across financial assets and helping to advise on financial strategies for Nelnet’s business units. Prior to Joining Nelnet, Mr. Deppisch was a Managing Director and the Head Consumer Lender Banking, Financial Institutions Group for Capital One for approximately 5 years. As the line of business head, Mr. Deppisch oversaw the establishment of the business strategy, the significant growth of a client and lending book and the development of advisory and capital market capabilities. Mr. Deppisch was also an asset-backed securitization banker for approximately 15 years at BMO Capital Markets, most recently as a Managing Director. His experience includes both principal and third-party financings, spanning a variety of asset classes.  Mr. Deppisch began his career at Bank One/Banc One Capital Markets, where he completed a rotational analyst program and spent approximately 2 years as a sell-side Investment Grade corporate fixed income analyst

Mr. Deppisch received an MBA from the Kellogg School of Management. He graduated Cum Laude from Miami University with a BS in Finance and is a CFA® Charterholder

The combination of experience, skill sets, and qualifications disclosed above led to the conclusion that each of the Stockholder Nominees should serve as a director of the Company.  None of the entities or organizations reflected in the business experience of the Stockholder Nominees is a parent, subsidiary or other affiliate of the Company.  The role of an effective director inherently requires certain personal qualities, such as integrity, as well as the ability to comprehend, discuss and critically analyze materials and issues that are presented so that the director may exercise judgment and reach conclusions in fulfilling his duties and fiduciary obligations.  We believe that the background and expertise of each nominee evidences those abilities and are appropriate to his serving on the Board.
We believe that each of Mr. Hodges and Mr. Deppisch would be deemed “independent” under the Corporate Governance Guidelines of the Company, the independence requirements of the SEC rules and the listing standards of the New York Stock Exchange, and that each would qualify as an “audit committee financial expert” as that term is defined by the SEC.
We expect that the Stockholder Nominees will be able to stand for election but in the event that one or more are unable to serve or for good cause will not serve, the shares represented by the enclosed [WHITE] universal proxy card will be voted for a substitute nominee (or nominees, as the case may be), to the extent this is not prohibited under the Company’s charter documents and applicable law.  In addition, we reserve the right to solicit proxies for the election of such substitute nominee(s) if the Company makes or announces any changes to its charter documents or takes or announces any other action that has, or, if consummated, would have, the effect of disqualifying the Stockholder Nominees, to the extent this is not prohibited under the Company’s charter documents and applicable law.  In any such case, shares represented by the enclosed [WHITE] universal proxy card will be voted for such substitute nominee(s).  We reserve the right to nominate additional persons, to the extent this is not prohibited under the Company’s charter documents and applicable law, if the Company increases the size of its board above its existing size or increases the number of directors whose terms expire at the Annual Meeting.
None of the Stockholder Nominees is presently serving as a director on the board of directors of any corporation, partnership or other entity that has a class of debt or equity securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940, nor has any nominee served as such during the past five years.

MECHANICS OF VOTING IN THE ELECTION
Stockholders will vote to fill two seats on the Board at the Annual Meeting.
A plurality voting standard applies to the election of directors at the Annual Meeting.  So, stockholders will be able to cast only “FOR” or “WITHHOLD” votes in the election of directors, and the two nominees receiving the most “FOR” votes will be elected as directors.  Withhold votes will be counted as present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting, but will not be counted in determining the outcome of the election of directors.
With a plurality voting standard applying to the election of directors at the Annual Meeting, stockholders will not be able to abstain from voting in the election of directors.  Abstentions will be counted as present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting.
For brokerage or other nominee accounts that receive proxy materials from, or on behalf of, both the Company and the Stockholder Nominees, all items listed in the notice for the meeting will be considered “non-routine” matters.  In that case, if you do not submit any voting instructions to your broker or other nominee, your shares will not be counted in determining the outcome of any of the proposals at the Meeting, nor will your shares be counted for purposes of determining whether a quorum exists.
WE URGE YOU TO VOTE “FOR” STEPHEN HODGES AND JUDD DEPPISCH USING THE ENCLOSED [WHITE] UNIVERSAL PROXY CARD, AND “WITHHOLD” ON THE COMPANY’S NOMINEES.
IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, WE WILL VOTE “FOR” STEPHEN HODGES AND JUDD DEPPISCH TO SERVE AS DIRECTORS.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
In the Company’s proxy statement, the Company is asking stockholders to ratify the appointment of Mazars USA LLP as the Company’s independent registered public accounting firm for the Company’s 2024 fiscal year.
According to the Company’s proxy statement, the affirmative vote of holders of a majority of the shares of Common Stock cast at the meeting is required to ratify the appointment of Mazars USA LLP.
Because the vote on this Proposal is advisory, it will not be binding upon the Board.  However, Medallion has indicated the Company’s Audit Committee will take into account the outcome of the vote when considering the appointment of the independent registered public accounting firm.
WE RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MAZARS USA LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.  IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, WE WILL VOTE “FOR” WITH RESPECT TO THIS PROPOSAL.

PROPOSAL 3
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
As described in detail in Medallion’s proxy statement, Medallion is asking stockholders to indicate their support for executive officer compensation.  This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the compensation of Medallion’s named executive officers.  So, stockholders may endorse or not endorse Medallion’s executive pay program through the following non-binding resolution:
“RESOLVED, that the 2023 compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement for the Company’s 2024 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
Because the vote on this Proposal is advisory, it will not be binding upon the Board.  However, Medallion has indicated the Company’s Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.
The non-binding advisory resolution regarding the compensation of the named executive officers described in this Proposal shall be approved if the votes cast in favor of the resolution exceed the votes cast against the resolution.  Abstentions and broker non-votes will not be counted as either votes cast for or against the resolution.
WE RECOMMEND A VOTE “AGAINST” THE APPROVAL ON AN ADVISORY BASIS OF THE COMPANY’S EXECUTIVE COMPENSATION.  IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, WE WILL VOTE “AGAINST” WITH RESPECT TO THIS PROPOSAL.

WHO CAN VOTE AT THE ANNUAL MEETING
Only stockholders of record of Medallion Common Stock at the close of business on April 12, 2024, the Record Date, are entitled to notice and to vote at the Annual Meeting.
HOW TO VOTE BY PROXY
Your vote is important, no matter how many or how few shares you own.  The Stockholder Nominees urge you to sign, date and return the enclosed [WHITE] universal proxy card today.
•	If your shares are registered in your own name, please sign and date the enclosed [WHITE] universal proxy card and return it today in the enclosed postage-paid envelope.
•
If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the beneficial owner of the shares held in “street name,” and these proxy materials, together with a [WHITE] universal voting form, are being forwarded to you by your broker, bank or other holder of record. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares on your behalf without your instructions. Depending upon your broker, bank or other holder of record, you may be able to vote either by telephone or by the Internet. You may also vote by signing, dating and returning the enclosed voting form.

Whether you plan to attend the Annual Meeting or not, we urge you to vote your shares now.  Please contact our proxy solicitor Saratoga Proxy Consulting LLC at (888) 368-0379 if you require assistance in voting your shares.  This Proxy Statement and the accompanying [WHITE] universal proxy card are available at [●].
Properly executed proxies will be voted in accordance with the directions indicated thereon.  If you sign the [WHITE] universal proxy card but do not make any specific choices, your proxy will vote your shares as follows:
1.	“FOR” the election of Stephen Hodges and Judd Deppisch to the Board, and “WITHHOLD” on the Company’s nominees.
2.	“FOR” the ratification of the appointment of Mazars USA LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
3.	“AGAINST” the approval on an advisory basis of the Company’s executive compensation.
ZimCal and the Company will each be using a universal proxy card for voting on the election of directors at the Annual Meeting, which will include the names of all nominees for election to the Board.  Stockholders will have the ability to vote for up to two nominees on the enclosed [WHITE] universal proxy card.  Stockholders are permitted to vote for fewer than two nominees or for any combination (up to two total) of the Stockholder Nominees and the Company’s nominees.  Voting “FOR” fewer than two nominees will result in your shares being be voted “FOR” only the nominee you have so marked and default to a “WITHHOLD” vote with respect to any nominee left unmarked.  If you vote “FOR” more than two nominees, your vote regarding the election of directors will be invalid and will not be counted.  There is no need to use the Company’s proxy card or voting instruction form, regardless of how you wish to vote.  If ZimCal withdraws its solicitation or fails to comply with the universal proxy rules, any votes cast in favor of the Stockholder Nominees will be disregarded and not be counted, whether such vote is provided on our [WHITE] universal proxy card or the Company’s proxy card.
Rule 14a-4(c)(3) of the Exchange Act governs our use of discretionary proxy voting authority with respect to a matter that is not known by us a reasonable time before our solicitation of proxies.  It provides that if we do not know, a reasonable time before making our solicitation, that a matter is to be presented at the meeting, then we are allowed to use our discretionary voting authority when the proposal is raised at the meeting, without providing any discussion of the matter in this Proxy Statement.  If any other matters are presented at the Annual Meeting for which we may exercise discretionary voting, your proxy will be voted in accordance with the best judgment of the persons named as proxies on the attached proxy card.  At the time this Proxy Statement was mailed, we knew of no matters which needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.
If any of your shares are held in the name of a brokerage firm, bank, bank nominee or other institution on the record date, only that entity can vote your shares and only upon its receipt of your specific instructions.  Accordingly, please contact the person responsible for your account at such entity and instruct that person to execute and return the [WHITE] universal proxy card on your behalf.  You should also sign, date and mail the voting instruction that your broker or banker sends you when you receive it (or, if applicable, vote by following the instructions supplied to you by your bank or brokerage firm, including voting by telephone or via the internet).  Please do this for each account you maintain to ensure that all of your shares are voted.
A large number of banks and brokerage firms are participating in a program that allows eligible stockholders to vote by telephone or via the Internet.  If your bank or brokerage firm is participating in the telephone voting program or Internet voting program, then such bank or brokerage firm will provide you with instructions for voting by telephone or the Internet on the voting form.  Telephone and Internet voting procedures, if available through your bank or brokerage firm, are designed to authenticate your identity to allow you to give your voting instructions and to confirm that your instructions have been properly recorded.  Stockholders voting via the Internet should understand that there might be costs that they must bear associated with electronic access, such as usage charges from Internet access providers and telephone companies.  If your bank or brokerage firm does not provide you with a voting form, but instead you receive the [WHITE] universal proxy card, then you should mark our proxy card, date it and sign it, and return it in the enclosed postage-paid envelope.

VOTING AND PROXY PROCEDURES
Stockholders of Medallion may not cumulate votes relating to the election of directors.  For the other proposals presented at the Annual Meeting, stockholders are entitled to one vote for each share of Common Stock the stockholder owned of record on the Record Date.
Only stockholders of record of Common Stock at the close of business on the Record Date are entitled to notice and to vote at the Annual Meeting.  At least a majority of shares outstanding on the Record Date and entitled to vote must be represented at the Annual Meeting, either in person or by proxy, in order to constitute a quorum for the transaction of business.  Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.
Proxies relating to “street name” shares that are voted by brokers on some but not all of the matters before stockholders at the Annual Meeting will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be entitled to vote at the Annual Meeting on those matters as to which authority to vote is not given to the broker (“broker non-votes”).
The following will not be votes cast and will have no effect on the election of any director nominee: (1) a share whose ballot is marked as withheld; (2) a share otherwise present at the meeting but for which there is an abstention; and (3) a share otherwise present at the meeting as to which a stockholder gives no authority or direction (other than a share voted pursuant to a signed proxy card on which the stockholder has not indicated any voting direction).
The proposal on the vote to ratify the selection of the independent registered public accounting firm requires the affirmative vote “FOR” of a majority of the shares present and voting on this matter.  If you are not a stockholder of record and you do not provide instructions to the broker on how to vote, then your proxy will be counted as vote “FOR” the ratification of Mazars USA LLP as independent registered public accounting firm.
The proposal on the advisory vote to approve Company’s executive compensation requires the affirmative vote “FOR” of a majority of the shares present and voting on this matter.  Abstentions and broker non-votes will have no effect on the outcome of the proposal.
For brokerage or other nominee accounts that receive proxy materials from, or on behalf of, both Medallion and us, all items listed in the notice for the meeting will be considered “non-routine” matters.  In that case, if you do not submit any voting instructions to your broker or other nominee, your shares will not be counted in determining the outcome of any of the proposals at the Annual Meeting.
However, for brokerage or other nominee accounts that receive proxy materials only from Medallion, the broker or other nominee will be entitled to vote shares held for a beneficial owner only on the ratification of the appointment of Mazars USA LLP, as Medallion’s independent auditor for the year ending December 31, 2024, without instructions from the beneficial owner of those shares.  In this event, a broker or other nominee still will not be entitled to vote shares held for a beneficial owner on non-routine proposals, which include the election of directors and the approval of the other proposals.

REVOCATION OF PROXIES
A proxy given pursuant to this solicitation may be revoked at any time before it is voted.  If you are a record holder, you may revoke your proxy and change your vote by: (1) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Company’s Secretary; or (2) attending the Annual Meeting and voting in person.  If you are the beneficial owner of shares held in street name, you may revoke your proxy and change your vote: (1) by submitting new voting instructions to your broker, bank or other nominee in accordance with their voting instructions, or (2) if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares in person, by attending the Annual Meeting, presenting the completed legal proxy to the Company and voting in person.  You should be aware that simply attending the Annual Meeting will not in and of itself constitute a revocation of your proxy.
Only holders of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting.  If you were a stockholder of record on the Record Date, you will retain your voting rights for the Annual Meeting even if you sell your shares after the Record Date.  Accordingly, it is important that you vote the shares held by you on the Record Date, or grant a proxy to vote such shares, even if you sell such shares after the Record Date.
ALTHOUGH YOU MAY VOTE MORE THAN ONCE, ONLY ONE PROXY WILL BE COUNTED AT THE ANNUAL MEETING, AND THAT WILL BE YOUR LATEST-DATED, VALIDLY EXECUTED PROXY.
If you have already sent a [●] proxy to management of the Company, you can revoke that proxy by signing, dating and mailing the [WHITE] universal proxy card or by voting in person at the Annual Meeting.
SOLICITATION OF PROXIES; EXPENSES
We have provided the required notice to the Company pursuant to the Universal Proxy Rules, including Rule 14a-19(a)(1) under the Exchange Act, and intend to solicit proxies from the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of the Stockholder Nominees’ election in accordance with applicable law and intend to comply with applicable requirements of the Exchange Act.
The entire expense of preparing and mailing this Proxy Statement and any other soliciting material and the total expenditures relating to the solicitation of proxies (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors, solicitors, accountants, public relations, transportation and litigation) will be borne by us.  In addition to the use of the mails, proxies may be solicited by us and/or our regular employees by telephone, telegram, and personal solicitation, for which no additional compensation will be paid to those persons engaged in such solicitation.  Proxies will not be solicited by specially engaged employees.  Banks, brokerage houses, and other custodians, nominees, and fiduciaries will be requested to forward solicitation material to the beneficial owners of the common stock that such institutions hold, and we will reimburse such institutions for their reasonable out-of-pocket expenses.
We have retained Saratoga Proxy Consulting LLC, a proxy solicitation firm, to assist in the solicitation of proxies at a fee estimated not to exceed $[●], plus reimbursement of reasonable out-of-pocket expenses and fees related to calls to solicit stockholders.  Approximately [●] persons will be utilized by that firm in its solicitation efforts.
We estimate that our total expenditures relating to the solicitation of proxies will be approximately [●] (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors, solicitors, accountants, public relations, transportation, and litigation).  Total cash expenditures to date relating to this solicitation have been approximately $[●].
We intend to seek reimbursement from the Company for our actual expenses in connection with this solicitation.  If elected, the Stockholder Nominees will submit the matter to a vote of the Company’s Board.  The Company’s Board may vote to submit the matter of reimbursement to a vote of the Company’s stockholders.  If elected to the Company’s Board, Stephen Hodges and Judd Deppisch intend to vote in favor of reimbursing us and submitting the matter to a vote of the Company’s stockholders.  If the matter is submitted to a vote of the Company’s stockholders, we will vote our shares in favor of such reimbursement and will accept the results of such stockholder vote.

CERTAIN INFORMATION REGARDING THE PARTICIPANTS
The only participants known to ZimCal Asset Management are Stephen Hodges (sometimes referred to as the “Stockholder”), Judd Deppisch, BIMIZCI and Warnke. The business address of each Participant for purposes of this notice and solicitation is c/o BIMIZCI 4737 County Road 101, #264, Minnetonka, MN 55345. Each Participant’s present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is carried on is provided below.
Name	Principal Occupation or Employment	Name, Business and Address Employer
Stephen Hodges
Stephen Hodges founded ZimCal Asset Management in 2015. He has over 19 years of experience as both a lender and debt investor. Mr. Hodges focuses on investing in non-public debt acquired from existing lenders and sold in the secondary market. He also originates senior lien, junior lien and subordinated debt in special situations.
ZimCal Asset Management LLC c/o BIMIZCI Fund, LLC 4737 County Road 101 #264 Minnetonka, MN 55345
Judd Deppisch, CFA
Judd Deppisch joined Nelnet Financial Services, the asset management/capital allocation division of Nelnet, Inc. (NYSE: NNI), as the Chief Investment Officer, Nelnet Financial Services, in April, 2023.  In his role, Mr. Deppisch is charged with capital deployment across financial assets and helping to advise on financial strategies for Nelnet’s business units.
Nelnet, Inc. 121 South 13th Street Suite 100 Lincoln, Nebraska 68508
ZimCal Asset Management, LLC	Serves as the Manager of BIMIZCI Fund, LLC.	4737 County Road 101 #264 Minnetonka, MN 55345
BIMIZCI Fund, LLC	BIMIZCI invests in undervalued, illiquid assets with a bias towards private credit and bank issuers. Serves as Manager of Warnke Investments LLC	4737 County Road 101 #264 Minnetonka, MN 55345
Warnke Investments LLC	Warnke Investments LLC invests in financial companies.	4737 County Road 101 #264, Minnetonka MN 55345

Provided below is the amount of Common Stock that each participant owns beneficially, directly or indirectly
Name	Shares Held of Record	Shares Held Beneficially
Stephen Hodges	10	50,000 (1)
Judd Deppisch	None	None
ZimCal Asset Management, LLC	None	50,000 (2)
BIMIZCI Fund, LLC	None	50,000 (3)
Warnke Investments LLC	None	30,000

(1)
Because Mr. Hodges is the sole owner of ZimCal Asset Management, which is the Manager of BIMIZCI, he is deemed to share voting power and dispositive power over the shares of Common Stock owned by BIMIZCI.  Because Mr. Hodges is the sole owner of ZimCal Asset Management, which is the Manager of BIMIZCI, and BIMIZCI is the Manager of Warnke, he is deemed to share voting power and dispositive power over the shares of Common Stock owned by Warnke.

(2)
Because ZimCal Asset Management is the Manager of BIMIZCI, which is the Manager of Warnke, ZimCal Asset Management has shared voting and dispositive power over these shares of Common Stock owned by BIMIZCI and Warnke.

(3)	Because BIMIZCI is the Manager of Warnke, BIMIZCI has shared voting and dispositive power over these shares of Common Stock owned by Warnke.
Other than as disclosed herein, the participants only hold shares of Common Stock, and do not hold any other class of securities of the Company.
Appendix A, which is incorporated herein by reference, states with respect to shares of Common Stock, as the participants do not hold, and have note held, any other securities of the Company, all of the shares purchased or sold within the past two years, the dates on which they were purchased or sold and the amount purchased or sold on each such date.
Except as provided below, no part of the purchase price or market value of any of the shares of Common Stock on Appendix A is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.  From time to time, the Stockholder and BIMIZCI, may purchase Common Stock on margin provided by banking institutions or brokerage firms on such firms’ usual terms and conditions, but have not done so as of the date of this notice. In such instances, the positions held in the margin account are pledged as collateral security for the repayment of debit balances in the account.  So, all or part of the shares of Common Stock held may from time to time be pledged with one or more banking institutions or brokerage firms as collateral for loans made by such entities.  Such loans, if any, generally bear interest at a rate based upon the federal funds rate plus a margin.  Because other securities are held in the margin accounts, it is not possible to determine the amounts, if any, of margin would be used to purchase the Common Stock.  Such indebtedness, if any, may be refinanced with other banks or broker-dealers. As of the date of this notice, none of the Stockholder, the Stockholder Nominees, ZimCal Asset Management nor BIMIZCI have loans secured by Common Stock.
None of the Participant’s “associates” (as defined in Rule 14a-1 of the Exchange Act) own beneficially, directly or indirectly, shares of Common Stock or any other securities of the Company.
No Participant beneficially owns, directly or indirectly, any class of securities of any parent or subsidiary of the Company.

BIMIZCI will reimburse the Stockholder Nominees for any expenses that they reasonably incur in connection with the intended solicitation of proxies for use at the Annual Meeting.  BIMIZCI will bear the cost of the intended solicitation of proxies for use at the 2024 Annual Meeting.  None of the Stockholder Nominees have any arrangement or understandings with any other person pursuant to which they were or are to be selected as a director or nominee for election as a director of the Company.  None of the Stockholder Nominees are, and none will become, a party to any agreement, arrangement or understanding with, and none has given any commitment or assurance to each other or any other person as to how he, if elected as a Director of the Company, will act or vote on any issue or question.  There are not any other agreements, arrangements or understandings between or among the Stockholder, the Stockholder Nominees, ZimCal Asset Management and BIMIZCI, on the one hand, and any other persons, on the other hand, in connection with the nomination of such persons for election as a director.
Other than as set forth herein, there are not, and there have not been, any direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among the Stockholder and respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Stockholder making the nomination or on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of Item 404 and the nominee were a director or executive officer of such registrant.
Set forth herein is all of the information relating to the Stockholder Nominees (including, without limitation, the Stockholder Nominees’ names, ages, business and principal occupations or employment and the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the Stockholder Nominees) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).
Specifically, the information for the Stockholder Nominees required by Item 401 and 405 of Regulation S-K and related information is provided below.  Out of an abundance of caution and to ensure that the Company has all of the information required by the Bylaws, information that would have been required to be included in a proxy statement, but is not specifically related to the Stockholder Nominees is also contained in Appendix A.
Except as otherwise set forth herein, none of the Stockholder Nominees has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.
Except as otherwise set forth herein, none of the Stockholder Nominees has, nor do any of the Stockholder Nominees’ associates have, any arrangement or understanding with any person with respect to any future employment with the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

None of the Stockholder Nominees is presently serving as a director of any corporation, partnership or other entity that has a class of debt or equity securities registered under the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940, as amended, nor has any Nominee served as such during the past five years.
There are no material proceedings to which the Stockholder Nominees, or any of their associates, are parties adverse to the Company or any of its subsidiaries, and none of the Stockholder Nominees nor any of their associates have a material interest adverse to the Company or any of its subsidiaries.
The shares owned by Mr. Hodges, ZimCal Asset Management, BIMIZCI and Warnke are provided above.  The transactions on behalf of these persons during the past two years are identified on Appendix A.  Mr. Deppisch does not own any securities of the Company, and has not had any transactions in securities of the Company during the past two years.
None of the Stockholder Nominees has any family relationship with any director or officer of the Company.
During the past ten years:
a. No petition under the federal bankruptcy laws or any state insolvency law has been filed by or against any nominee (or any other Participant), and no receiver, fiscal agent or similar officer has been appointed by a court for the business or property of any nominee (or any other Participant).  In addition, no petition under the federal bankruptcy laws or any state insolvency law has been filed by or against, and no receiver, fiscal agent or similar officer has been appointed by a court for the business or property of any partnership in which any Nominee (or any other Participant) is or was a general partner, or any corporation or business association of which any Nominee (or any other Participant) is or was an executive officer at or within two years before the time of such filing.
b. No nominee (or any other Participant) has been convicted in a criminal proceeding nor has any nominee been the named subject of any criminal proceeding which is presently pending (excluding traffic violations and other minor offenses).
c. No nominee (or any other Participant) has been the subject of any court order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining (or otherwise limiting) such nominee (or any other Participant) from (A) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission (“CFTC”) or any associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with any such activity; (B) engaging in any type of business practice; or (C) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.
d. No nominee (or any other Participant) has been the subject of any order, judgment or decree not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days such nominee’s right (or any other Participant’s right) to be engaged in any activity described in clause c.(A) above, or such nominee’s right (or any other Participant’s right) to be associated with persons engaged in any such activity.
e. No nominee (or any other Participant) has been found by a court of competent jurisdiction in a civil action or by the SEC or the CFTC to have violated any federal or state securities law or any federal commodities law, where such judgment or finding has not been subsequently reversed, suspended or vacated.
f. Except as provided below, no nominee (or any other Participant) has been the subject of, or a party to, any supervisory action by federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (A) Any federal or state securities or commodities law or regulation; (B) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (C) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity.
g. No nominee (or any other Participant) has been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, and registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

During the Company’s last two fiscal years, none of the Stockholder Nominees (nor any other Participant), nor any member of any nominee’s (nor any other Participant’s) immediate family, has had any direct or indirect material interest in any transaction in which the Company was or is a participant, and none of the Stockholder Nominees (nor any other Participant), nor any member of any nominee’s (nor any other Participant’s) immediate family, has any direct or indirect material interest in any currently proposed transaction in which the Company is to be a participant.
None of the Stockholder Nominees (nor any other participant) is required to file reports under Section 16 of the Exchange Act, with respect to shares of the Common Stock.
Other than the Participants identified above, none of the Participants, nor any of their associates, is aware of any other person who is a party to an arrangement or understanding pursuant to which a Nominee for election as director is proposed to be elected.  The Stockholder Nominees will be indemnified by BIMIZCI for any liabilities they may incur in connection with the intended solicitation of proxies for use at the Annual Meeting.  BIMIZCI will reimburse the Stockholder Nominees for any expenses that they reasonably incur in connection with the intended solicitation of proxies for use at the Annual Meeting.  The only substantial interest, direct or indirect, that any participant has in any matter to be acted upon at the Annual Meeting (as such items are known to the participants and their associates as of the date of this notice), is the participants’ security holdings.
None of the Participants, nor any of their associates, know of any applicable information or disclosure required by Item 402(t) of Regulation S-K.
OTHER MATTERS
Rule 14a-5(c) of the Exchange Act permits us to communicate certain information that we are required to provide in this Proxy Statement by referring to such information in the Company’s proxy statement, eliminating the need for us to provide this information directly in this Proxy Statement.  Specifically, we are relying on disclosure in the Company’s proxy statement to communicate the following information related to Medallion and its affiliates, associates, executive officers, nominees and directors, as applicable and required by the proxy rules: (1) a brief description of any material legal proceedings in which a director or executive officer or any associate of these parties is adverse to the Company or its subsidiaries or has a material interest adverse to the company or its subsidiaries, in accordance with Item 103 (Instruction 4) of Regulation S-K; (2) the information for all directors, director nominees and persons chosen to be directors required by Item 401 of Regulation S-K; (3) a description of any transaction that occurred since the beginning of the Company’s last fiscal year, or is currently proposed, that the Company is party to which involves a related person and exceeds $120,000, in accordance with Item 404(a) of Regulation S-K; (4) the identification of any Section 16 insider who failed to file a timely report under Section 16 in the last fiscal year, along with any required information, in accordance with Item 405 of Regulation S-K; (5) the information regarding the audit committee and audit committee matters required by Item 407(d)(4), (d)(5) and (h) of Regulation S-K under the Exchange Act; (6) information regarding the compensation of directors and executive officers, in accordance with Item 402 of Regulation S-K; (7) the information regarding the compensation committee and compensation committee matters required by Item 407(e)(4) and (e)(5) of Regulation S-K; (8) the information regarding independent public accountants required by Item 9 of Schedule 14A; (9) the information regarding delivery of documents to security holders sharing an address required by Item 23 of Schedule 14A; (10) the information regarding shareholder approval of executive compensation required by Item 24 of Schedule 14A; and (11) the information required by Item 25 of Schedule 14A.

ADDITIONAL INFORMATION
The information concerning Medallion contained in this Proxy Statement has been taken from, or is based upon, publicly available information.  Although we do not have any information that would indicate that any information contained in this Proxy Statement concerning Medallion is inaccurate or incomplete, we do not take responsibility for the accuracy or completeness of the information prepared by Medallion.
Medallion files annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any reports, statements or other information that the Company files with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  These SEC filings are also available to the public from commercial document retrieval services and at the Internet website maintained by the SEC at www.sec.gov.
You should refer to the Company’s proxy statement for information required by Item 7 of Schedule 14A with regard to the Company’s nominee or nominees.  You can access the Company’s proxy statement, and any other relevant documents, without cost on the SEC’s website.
Media inquiries should be directed to info@nh-consult.com.
YOUR VOTE IS IMPORTANT
NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN WE ARE SEEKING YOUR SUPPORT.  ONLY YOUR LATEST DATED PROXY COUNTS.  EVEN IF YOU HAVE ALREADY RETURNED A [●] PROXY TO THE COMPANY’S BOARD, YOU HAVE EVERY LEGAL RIGHT TO REVOKE IT BY RETURNING A [WHITE] UNIVERSAL PROXY TO US AS PROVIDED BELOW.
IF YOU ARE A RECORD HOLDER, PLEASE VOTE BY SIGNING, DATING, AND MAILING IN THE ENCLOSED POSTAGE-PAID ENVELOPE THE ENCLOSED [WHITE] UNIVERSAL PROXY CARD AS SOON AS POSSIBLE.  IF YOUR SHARES ARE HELD IN “STREET NAME” BY A BROKER, NOMINEE, FIDUCIARY OR OTHER CUSTODIAN, FOLLOW THE DIRECTIONS GIVEN BY THE BROKER, NOMINEE, FIDUCIARY OR OTHER CUSTODIAN REGARDING HOW TO INSTRUCT THEM TO VOTE YOUR SHARES.  YOUR BROKER, NOMINEE, FIDUCIARY OR OTHER CUSTODIAN MAY PERMIT YOU TO VOTE BY THE INTERNET OR BY TELEPHONE.
Please contact Saratoga Proxy Consulting LLC, our proxy solicitors, at the following address, telephone number or website, if you have any questions or require any assistance.
If you have any questions or need assistance in voting, please call:

520 8th Avenue, 14th Floor
New York, NY  10018

Stockholders Call Toll Free at: (888) 368-0379 or (212) 257-1311
Email: info@saratogaproxy.com

[●], 2024	Sincerely, ZIMCAL ASSET MANAGEMENT, LLC By: Name: Stephen Hodges Title: President

Appendix A

Transactions in Shares of the Company

The table below shows all of the shares of Common Stock sold or purchased within the past two years by Mr. Hodges, ZimCal Asset Management, BIMIZCI and Warnke.  Mr. Deppisch does not own any securities of the Company, and has not had any transactions in securities of the Company during the past two years.  No “associates” (as defined in Rule 14a-1 of the Exchange Act) of Mr. Hodges, ZimCal Asset Management, BIMIZCI, Warnke or Mr. Deppisch have affected any transactions in shares of the Company, except as set forth herein.
Trade Date	Number of Shares (Sold) or Purchased	Person
12/20/2023	10	Stephen Hodges
12/27/2023	100	BIMIZCI Fund, LLC
2/26/2024	4,900.0	BIMIZCI Fund, LLC
3/15/2024	5,000.0	BIMIZCI Fund, LLC
3/15/2024	10,000	Warnke Investments LLC
3/19/2024	3,500.0	BIMIZCI Fund, LLC
3/19/2024	10,000	Warnke Investments LLC
4/4/2024	2,500.0	Warnke Investments LLC
4/4/2024	2,500.0	Warnke Investments LLC
4/4/2024	6,500.0	BIMIZCI Fund, LLC
4/4/2024	147	Warnke Investments LLC
4/5/2024	4853	Warnke Investments LLC

PRELIMINARY PROXY MATERIALS, SUBJECT TO COMPLETION,
DATED APRIL 10, 2024

PROXY
THIS PROXY IS SOLICITED BY ZIMCAL ASSET MANAGEMENT, LLC
THIS SOLICITATION IS NOT BEING MADE BY THE BOARD OF DIRECTORS OF MEDALLION FINANCIAL CORP.
2022 ANNUAL MEETING OF STOCKHOLDERS
The undersigned hereby appoints [●], [●] and [●]. and each of them, attorneys and agents with full power of substitution, as Proxy for the undersigned, to vote all shares of stock of Medallion Financial Corp. (“Medallion” or the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at [●] Eastern Time, on [●] 2024, or any adjournments or postponements thereof and at any meeting called in lieu thereof (the “Annual Meeting”). The Annual Meeting will be a virtual meeting of stockholders, via live webcast at [www. [●]].
This proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder.  Unless otherwise specified, this proxy will be voted “FOR” the election of Stephen Hodges and Judd Deppisch as Director; “WITHHOLD” on the Company’s nominees; “FOR” the ratification of the appointment of Mazars USA LLP (“Mazars”) as the Company’s independent registered public accounting firm; and “AGAINST” the approval on an advisory basis of the Company’s executive compensation. This proxy revokes all prior proxies given by the undersigned.
ZimCal Asset Management, LLC and its affiliates, Stephen Hodges, Warnke Investments LLC and BIMIZCI Fund, LLC, recommend that you vote “FOR” the election of Stephen Hodges and Judd Deppisch as Director; “WITHHOLD” on the Company’s nominees; “FOR” the ratification of Mazars USA LLP as the Company’s independent registered public accounting firm; and “AGAINST” the approval on an advisory basis of the Company’s executive compensation.
1.	ELECTION OF DIRECTORS
ZimCal Asset Management, LLC Nominees:
	Stephen Hodges	☐ FOR	☐ WITHHOLD
	Judd Deppisch	☐ FOR	☐ WITHHOLD
Company Nominees:
	Robert M. Meyer	☐ FOR	☐ WITHHOLD
	David L. Rudnick	☐ FOR	☐ WITHHOLD
Instruction: While you may mark instructions to any or all of the nominees, you may mark a vote “FOR” only two nominees in total.  You are permitted to vote for fewer than two nominees.  If you vote “FOR” fewer than two nominees, your shares will only be voted “FOR” the nominee you have marked and default to a “WITHHOLD” vote with respect to any nominee left unmarked.  If you vote “FOR” more than two nominees, your elections will be invalid and, depending on your broker, bank, or other nominee through which you hold shares, your votes on all other proposals before the Annual Meeting may also be invalid.  We will also transact any other business that may properly come before the meeting, and any adjournment, postponement, or continuation of the meeting.

PRELIMINARY PROXY MATERIALS, SUBJECT TO COMPLETION,
DATED APRIL 10, 2024

2.	RATIFICATION OF THE APPOINTMENT OF MAZARS USA LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	CONSIDERATION OF AN ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION.

☐ FOR	☐ AGAINST	☐ ABSTAIN

IMPORTANT:  PLEASE SIGN AND DATE ON THE REVERSE SIDE.
In his discretion, each Proxy is authorized to vote upon such other business that may properly come before the Annual Meeting and any and all adjournments or postponements thereof, as provided in the proxy statement provided herewith.
Dated:
Signature:
Signature (if held jointly):
Title:
Please sign exactly as your name(s) appear on the proxy card(s) previously sent to you.  When shares are held by joint tenants, both should sign.  When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such.  If a corporation, please sign in full corporation name by the President or other duly authorized officer.  If a partnership, please sign in partnership name by authorized person.  This proxy card votes all shares held in all capacities.
PLEASE SIGN, DATE, AND MAIL THIS PROXY CARD TODAY
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on [●], 2024.  This proxy statement and the accompanying form of [WHITE] universal proxy card are available at [●].